Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

BM Technologies, Inc.

Wayne, Pennsylvania

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of BM Technologies, Inc. of our report dated March 31, 2021 (except for Notes 1, 4 and 17, as to which the date is July 19, 2021) relating to the financial statements of BankMobile Technologies, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

BDO USA, LLP

Philadelphia, Pennsylvania

July 19, 2021